Exhibit 99.1

NEWS CORP AND MOVE ANNOUNCE EXPIRATION OF

HART-SCOTT-RODINO WAITING PERIOD

NEW YORK (October 31, 2014) – News Corp and Move, Inc. (“Move”) announced today that the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to News Corp’s previously announced cash tender offer for Move expired at 11:59 p.m., New York City time, on October 30, 2014, without any action having been taken by the United States Federal Trade Commission or the Antitrust Division of the US Department of Justice.

The expiration satisfies the tender offer condition with respect to the expiration of the applicable waiting period under the HSR Act. The tender offer continues to be subject to the satisfaction of other customary conditions, including a minimum tender of at least a majority of the outstanding Move shares. As previously announced, unless the tender offer is extended, the offer and withdrawal rights will expire at the end of the day, 12:00 midnight, New York City time, on November 13, 2014.

Additional Information Regarding the Proposed Transaction

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. Magpie Merger Sub, Inc. (“Merger Sub”) has filed a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (“SEC”) containing an offer to purchase all of the outstanding shares of common stock of Move for $21.00 per share. The tender offer is being made solely by means of the offer to purchase, and the exhibits filed with respect thereto (including the letter of transmittal), which contain the full terms and conditions of the tender offer. INVESTORS AND SECURITY HOLDERS OF MOVE ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Merger Sub and News Corp through the SEC website at http://www.sec.gov or through the News Corp website at http://investors.newscorp.com.

Forward-Looking Statements

This document contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of News Corporation (“News Corp”) and Move. The forward-looking statements in this document address a variety of subjects including, for example, the expected date of closing of the acquisition and the potential benefits of the proposed acquisition, including integration plans and expected synergies. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that Move’s business will not be successfully integrated with News Corp’s business; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; and other events that could adversely impact the completion of the transaction, including industry or economic conditions outside of our control. In addition, actual results are subject to other risks and uncertainties that relate more broadly to News Corp’s overall business, including those more fully described in News Corp’s filings with the U.S. Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K for the fiscal year ended June 30, 2014, and its quarterly reports filed on Form 10-Q for the current fiscal year, and Move’s overall business and financial condition, including those more fully described in Move’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2013, and its quarterly reports filed on Form 10-Q for the current fiscal year. The forward-looking statements in this document speak only as of this date. We expressly disclaim any current intention to update or revise any forward-looking statements contained in this document to reflect any change of expectations with regard thereto or to reflect any change in events, conditions, or circumstances on which any such forward-looking statement is based, in whole or in part.

About News Corp

News Corp (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content to consumers throughout the world. The company comprises businesses across a range of media, including: news and information services, cable network programming in Australia, digital real estate services, book publishing, digital education, and pay-TV distribution in Australia. Headquartered in New York, the activities of News Corp are conducted primarily in the United States, Australia, and the United Kingdom. More information: www.newscorp.com.

About Move, Inc.

Move, Inc. (NASDAQ: MOVE), a leading provider of online real estate services, operates realtor.com®, which connects people to the essential, accurate information needed to identify their perfect home and to the REALTORS® whose expertise guides consumers through buying and selling. As the official website for the National Association of REALTORS®, realtor.com® empowers consumers to make smart home buying, selling and renting decisions by leveraging its direct, real-time connections with more than 800 multiple listing services (MLS) via all types of computers, tablets and smart telephones. Realtor.com® is where home happens. Move is based in the heart of the Silicon Valley — San Jose, CA. REALTOR® and REALTOR.COM® are trademarks of the National Association of REALTORS® and are used with its permission.

Contacts:

Jim Kennedy, Chief Communications Officer, News Corp

jkennedy@newscorp.com

@jimkennedy250

212-416-4064

Mike Florin, SVP, Head of Investor Relations, News Corp

mflorin@newscorp.com

212-416-3363

Christie Farrell, Director of Corporate Communications, Move, Inc.

Christie.farrell@move.com

408-558-7115